Exhibit 99.1

For Immediate Release	Contact:	David F. Kirby
Hudson
212-351-7216
david.kirby@hudson.com

Hudson Global Reports 2016 First Quarter Results
Continues to Deliver Gross Margin Growth in Key Markets
Third Consecutive Quarter of Improved Adjusted EBITDA over Prior Year

NEW YORK, NY - April 28, 2016 - Hudson Global, Inc. (Nasdaq: HSON), a leading global talent solutions company, today announced financial results for the first quarter ended March 31, 2016.

2016 First Quarter Summary

•
On a retained* basis, revenue of $101.2 million declined 5.2 percent from the first quarter of 2015 but increased 0.4 percent in constant currency. On a reported basis, revenue declined 18.6 percent or 14.4 percent in constant currency.

•
On a retained* basis, gross margin of $41.3 million declined 5.7 percent from the first quarter of 2015 and 1.3 percent in constant currency. On a reported basis, gross margin declined 13.9 percent or 10.1 percent in constant currency.

•	Adjusted EBITDA** loss of $2.0 million, including $0.5 million of legal fees related to an arbitration matter, compared with adjusted EBITDA loss of $3.8 million in the first quarter of 2015.

•	Net loss*** of $3.5 million, or $0.10 per basic and diluted share, compared with net loss of $6.8 million, or $0.21 per basic and diluted share, for the first quarter of 2015.

"We are encouraged by the continued gross margin growth in many of our key markets, including Australia, Belgium and the Americas," said Stephen Nolan, chief executive officer at Hudson. "We delivered significantly improved adjusted EBITDA performance against prior year for the third consecutive quarter, amidst variable economic conditions. We expect to deliver positive adjusted EBITDA in 2016."
* See reconciliation for retained revenue and gross margin tables at the end of this release.
** Adjusted EBITDA and EBITDA are defined in the segment tables at the end of this release.
*** Includes continuing and discontinued operations.

Strategic Actions

The company's strategic actions are focused on driving consistent, sustainable growth and profitability. We have engaged in four key initiatives. First, we are investing in our core businesses and practices that present the greatest potential for profitable growth. In addition, we are facilitating growth and development of the global Recruitment Process Outsourcing (RPO) business. We are also improving our cost structure and efficiency of our support functions and infrastructure. Finally, we are building and differentiating our brand through our unique talent solutions offerings.
During 2014 and 2015, the company completed certain divestures of non-core assets to narrow its focus on core markets. With these strategic divestitures complete, the company is now a more streamlined organization that is focused on delivering sustainable profitability and improved productivity in its core businesses -- RPO, Talent Management and Recruitment.
During the first quarter of 2016, the company incurred $0.6 million in restructuring charges for severance in Asia Pacific and real estate actions in the U.K. and France.

Share Repurchase Program

During the first quarter, the company continued its share repurchase program which has an authorization of up to $10 million of the company’s common stock. The company purchased 366,113 shares for $1.0 million as part of the repurchase program during the first quarter. Since the inception of this program in the third quarter of 2015 through the end of the first quarter of 2016, the company has purchased 893,747 shares for $2.4 million.

Dividend Program
During the first quarter, the company paid its first quarterly cash dividend of $1.7 million, or $0.05 per share, on March 25, 2016. On April 27, 2016, the board approved its second quarterly cash dividend of $0.05 per share, payable on June 24, 2016 to shareholders of record as of June 14, 2016.

Regional Highlights

Americas

In the first quarter, Hudson Americas' gross margin increased 18 percent on a retained* basis in constant currency but decreased 27 percent on a reported basis compared with the first quarter of 2015. The gross margin growth was driven by RPO, which was up 18 percent in the first quarter. The region delivered adjusted EBITDA of $0.2 million, or 6.3 percent of revenue for the first quarter, as the company completed the reduction of stranded support costs during the fourth quarter of 2015. Adjusted EBITDA in the first quarter of 2015 was a loss of $0.8 million.

Asia Pacific

Hudson Asia Pacific's gross margin decreased 4 percent in constant currency in the first quarter of 2016 from the same period in 2015, following eight consecutive quarters of year-over-year constant currency gross margin growth. Gross margin growth in Australia/New Zealand of 6 percent was more than offset by a 22 percent decline in Asia, driven by softer conditions in China, compared with the first quarter of 2015. RPO delivered strong gross margin growth of 20 percent, driven primarily by Australia, up 41 percent from new client wins and higher volume at existing clients. Asia Pacific delivered an adjusted EBITDA loss of $0.2 million, down from adjusted EBITDA of $0.9 million in the first quarter of 2015.

Europe

Hudson Europe's gross margin decreased 1 percent in constant currency on a retained* basis from the first quarter of 2015, and 12 percent on a reported basis. Continental Europe gross margin increased by 3 percent in constant currency on a retained* basis, in the quarter, led by growth in Belgium. In the U.K., 18 percent growth in RPO was offset by a 10 percent decline in recruitment. Adjusted EBITDA was $0.5 million, or 1.0 percent of revenue, in the first quarter of 2016, compared with adjusted EBITDA of $0.0 million a year ago.

Liquidity and Capital Resources

The company ended the first quarter of 2016 with $50.2 million in liquidity, composed of $31.9 million in cash and $18.3 million in availability under its credit facilities. This compares with $13.9 million in cash and $26.0 million in availability under its credit facilities at the end of the first quarter of 2015. The company used $5.8 million in cash flow from operations during the first quarter, compared with $18.4 million use of cash in the first quarter of 2015. The company had $5.8 million in outstanding borrowings at the end of the first quarter of 2016, primarily in Australia.

Business Outlook

Given current economic conditions, the company expects second quarter 2016 revenue of between $105 million and $115 million and adjusted EBITDA of between $0.5 million and $2.0 million at prevailing exchange rates. In the second quarter of 2015, revenue was $122.7 million on a reported basis and $113.4 on a retained* basis, while adjusted EBITDA was a loss of $0.1 million. This outlook assumes an average exchange rate of 1.42 US Dollars to the British Pound, 1.12 US Dollars to the Euro and 0.74 US Dollars to the Australian Dollar.

This outlook excludes any potential settlement costs related to the ongoing arbitration with the company's former chairman and chief executive officer. The company expects a decision will be issued by the arbitrator during the second quarter of 2016.

Conference Call/Webcast

Hudson will conduct a conference call today at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the company's web site at Hudson.com.

The archived call will be available on the investor information section of the company's web site at Hudson.com.

About Hudson

Hudson is a global talent solutions company with expertise in leadership and specialized recruitment, recruitment process outsourcing, talent management and contracting solutions. We help our clients and candidates succeed by leveraging our expertise, deep industry and market knowledge, and proprietary assessment tools and techniques. Operating around the globe through relationships with millions of specialized professionals, we bring an unparalleled ability to match talent with opportunities by assessing, recruiting, developing and engaging the best and brightest people for our clients. We combine broad geographic presence, world-class talent solutions and a tailored, consultative approach to help businesses and professionals achieve higher performance and outstanding results. More information is available at Hudson.com.

Forward-Looking Statements

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions' that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; the company’s ability to successfully achieve its strategic initiatives; risks related to fluctuations in the company's operating results from quarter to quarter; the ability of clients to terminate their relationship with the company at any time; competition in the company's markets; the negative cash flows and operating losses that may recur in the future; restrictions on the company's operating flexibility due to the terms of its credit facilities; risks associated with the company's investment strategy; risks related to international operations, including foreign currency fluctuations; the company's dependence on key management personnel; the company's ability to attract and retain highly skilled professionals; the company's ability to collect accounts receivable; the company’s ability to maintain costs at an acceptable level; the company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the company's exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the company’s business reorganization initiatives and limits on related insurance coverage; the company’s ability to utilize net operating loss carry-forwards; volatility of the company's stock price; the impact of government regulations; and restrictions imposed by blocking arrangements. Additional information concerning these and other factors is contained in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Financial Tables Follow

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2016	2015
Revenue	$101,227	$124,317
Direct costs	59,965	76,413
Gross margin	41,262	47,904
Operating expenses:
Selling, general and administrative expenses	43,642	52,166
Depreciation and amortization	688	1,111
Business reorganization expenses and impairment of long-lived assets	637	1,343
Total operating expenses	44,967	54,620
Operating income (loss)	(3,705)	(6,716)
Non-operating income (expense):
Interest income (expense), net	(54)	(80)
Other income (expense), net	(137)	13
Income (loss) from continuing operation before provision for income taxes	(3,896)	(6,783)
Provision for (benefit from) income taxes from continuing operations	(326)	(129)
Income (loss) from continuing operations	(3,570)	(6,654)
Income (loss) from discontinued operations, net of income taxes	83	(184)
Net income (loss)	$(3,487)	$(6,838)
Basic and diluted earnings (loss) per share:
Basic and diluted earnings (loss) per share from continuing operations	$(0.10)	$(0.20)
Basic and diluted earnings (loss) per share from discontinued operations	—	(0.01)
Basic and diluted earnings (loss) per share	$(0.10)	$(0.21)
Weighted-average shares outstanding:
Basic	34,631	33,053
Diluted	34,631	33,053

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$31,927	$37,663
Accounts receivable, less allowance for doubtful accounts of $856 and $860 respectively	64,208	62,420
Prepaid and other	6,154	5,979
Current assets of discontinued operations	38	81
Total current assets	102,327	106,143
Property and equipment, net	7,912	7,928
Deferred tax assets, non-current	7,552	6,724
Other assets	4,047	4,154
Total assets	$121,838	$124,949
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,094	$5,184
Accrued expenses and other current liabilities	39,849	40,344
Short-term borrowings	5,770	2,368
Accrued business reorganization expenses	2,301	2,252
Current liabilities of discontinued operations	970	1,443
Total current liabilities	53,984	51,591
Deferred rent and tenant improvement contributions	4,042	4,244
Income tax payable, non-current	2,316	2,279
Other non-current liabilities	5,459	5,655
Total liabilities	65,801	63,769
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized; issued 35,260 and 35,260 shares, respectively	34	34
Additional paid-in capital	481,188	480,816
Accumulated deficit	(433,487)	(428,287)
Accumulated other comprehensive income	10,962	10,292
Treasury stock, 1,015 and 646 shares, respectively, at cost	(2,660)	(1,675)
Total stockholders’ equity	56,037	61,180
Total liabilities and stockholders' equity	$121,838	$124,949

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE
(in thousands)
(unaudited)

For The Three Months Ended March 31, 2016	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$3,837	$51,071	$46,319	$—	$101,227
Gross margin, from external customers	$3,341	$18,771	$19,150	$—	$41,262
Adjusted EBITDA (loss) (1)	$241	$(152)	$471	$(2,569)	$(2,009)
Business reorganization expenses (recovery) and impairment of long-lived assets	(16)	197	484	(28)	637
Stock-based compensation expense	28	80	44	219	371
Non-operating expense (income), including corporate administration charges	67	802	273	(1,005)	137
EBITDA (loss) (1)	$162	$(1,231)	$(330)	$(1,755)	$(3,154)
Depreciation and amortization expenses					688
Interest expense (income), net					54
Provision for (benefit from) income taxes					(326)
Income (loss) from continuing operations					(3,570)
Income (loss) from discontinued operations, net of income taxes					83
Net income (loss)					$(3,487)

For The Three Months Ended March 31, 2015	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$10,978	$53,139	$60,200	$—	$124,317
Gross margin, from external customers	$4,621	$20,876	$22,407	$—	$47,904
Adjusted EBITDA (loss) (1)	$(811)	$928	$7	$(3,875)	$(3,751)
Business reorganization expenses (recovery)	421	8	880	34	1,343
Stock-based compensation expense	95	37	30	349	511
Non-operating expense (income), including corporate administration charges	292	80	1,246	(1,631)	(13)
EBITDA (loss) (1)	$(1,619)	$803	$(2,149)	$(2,627)	$(5,592)
Depreciation and amortization expenses					1,111
Interest expense (income), net					80
Provision for (benefit from) income taxes					(129)
Income (loss) from continuing operations					$(6,654)
Income (loss) from discontinued operations, net of income taxes					(184)
Net income (loss)					$(6,838)

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses, stock-based compensation expense and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE (continued)
(in thousands)
(unaudited)

For The Three Months Ended December 31, 2015	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$3,731	$53,268	$49,110	$—	$106,109
Gross margin, from external customers	$3,235	$21,609	$19,595	$—	$44,439
Adjusted EBITDA (loss) (1)	$673	$1,706	$1,114	$(2,136)	$1,357
Business reorganization expenses (recovery)	102	—	205	(146)	161
Gain (loss) on sale and exit of businesses	—	—	17	—	17
Stock-based compensation	4	43	17	204	268
Non-operating expense (income), including corporate administration charges	4	665	325	(513)	481
EBITDA (loss) (1)	$563	$998	$584	$(1,681)	$464
Depreciation and amortization expenses					805
Interest expense (income), net					180
Provision for (benefit from) income taxes					1,963
Income (loss) from continuing operations					(2,484)
Income (loss) from discontinued operations, net of income taxes					(142)
Net income (loss)					$(2,626)

For The Three Months Ended June 30, 2015	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$10,183	$57,374	$55,186	$—	$122,743
Gross margin, from external customers	$5,081	$23,820	$21,321		$50,222
Adjusted EBITDA (loss) (1)	$(246)	$1,997	$1,048	$(2,857)	$(58)
Business reorganization expenses (recovery)	(5)	325	520	1,220	2,060
Stock-based compensation expense	462	709	761	1,338	3,270
Gain (loss) on sale and exit of businesses	15,939	—	4,066	—	20,005
Non-operating expense (income), including corporate administration charges	(207)	1,593	386	(1,732)	40
EBITDA (loss) (1)	$15,443	$(630)	$3,447	$(3,683)	$14,577
Depreciation and amortization expenses					974
Interest expense (income), net					369
Provision for (benefit from) income taxes					460
Income (loss) from continuing operations					12,774
Income (loss) from discontinued operations, net of income taxes					1,103
Net income (loss)					$13,877

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses, stock-based compensation expense and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY
(in thousands) (unaudited)

The company operates on a global basis, with the majority of its gross margin generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect its results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The company currently defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, gross margin, selling, general and administrative expenses ("SG&A"), business reorganization expenses and other non-operating income (expense), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. Variance analysis usually describes period-to-period variances that are calculated using constant currency as a percentage. The company’s management reviews and analyzes business results in constant currency and believes these results better represent the company’s underlying business trends. The company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	Three Months Ended March 31,
	2016	2015
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Hudson Americas	$3,837	$10,978	$(15)	$10,963
Hudson Asia Pacific	51,071	53,139	(3,645)	49,494
Hudson Europe	46,319	60,200	(2,464)	57,736
Total	$101,227	$124,317	$(6,124)	$118,193
Gross margin:
Hudson Americas	$3,341	$4,621	$(15)	$4,606
Hudson Asia Pacific	18,771	20,876	(1,222)	19,654
Hudson Europe	19,150	22,407	(762)	21,645
Total	$41,262	$47,904	$(1,999)	$45,905
SG&A (1):
Hudson Americas	$3,128	$5,520	$(20)	$5,500
Hudson Asia Pacific	18,943	19,954	(1,400)	18,554
Hudson Europe	18,784	22,467	(839)	21,628
Corporate	2,787	4,225	—	4,225
Total	$43,642	$52,166	$(2,259)	$49,907
Business reorganization expenses:
Hudson Americas	$(16)	$421	$—	$421
Hudson Asia Pacific	197	8	(1)	7
Hudson Europe	484	880	(32)	848
Corporate	(28)	34	—	34
Total	$637	$1,343	$(33)	$1,310
Operating income (loss):
Hudson Americas	$206	$(1,429)	$5	$(1,424)
Hudson Asia Pacific	(833)	212	231	443
Hudson Europe	(240)	(1,131)	118	(1,013)
Corporate	(2,838)	(4,368)	—	(4,368)
Total	$(3,705)	$(6,716)	$354	$(6,362)
EBITDA (loss):
Hudson Americas	$162	$(1,620)	$12	$(1,608)
Hudson Asia Pacific	(1,231)	804	171	975
Hudson Europe	(330)	(2,150)	149	(2,001)
Corporate	(1,755)	(2,626)	—	(2,626)
Total	$(3,154)	$(5,592)	$332	$(5,260)

(1)	SG&A is a measure that management uses to evaluate the segments’ expenses.

HUDSON GLOBAL, INC.
RECONCILIATION FOR RETAINED REVENUE AND GROSS MARGIN
(in millions) (unaudited)

Revenue, Q1 2016 vs Q1 2015
	Reported			Retained (1)
	Q1 2016	Variance vs Q1 2015	Constant Currency	Q1 2016	Variance vs Q1 2015	Constant Currency
Americas	$3.8	(65.0)%	(65.0)%	$3.8	10.4%	10.9%
Asia Pacific	51.1	(3.9)%	3.2%	51.1	(3.9)%	3.2%
Europe	46.3	(23.1)%	(19.8)%	46.3	(7.6)%	(3.3)%
Total	$101.2	(18.6)%	(14.4)%	$101.2	(5.2)%	0.4%

Gross Margin, Q1 2016 vs Q1 2015
	Reported			Retained (1)
	Q1 2016	Variance vs Q1 2015	Constant Currency	Q1 2016	Variance vs Q1 2015	Constant Currency
Americas	$3.3	(27.7)%	(27.5)%	$3.3	17.3%	17.9%
Asia Pacific	18.8	(10.1)%	(4.5)%	18.8	(10.1)%	(4.5)%
Europe	19.2	(14.6)%	(11.6)%	19.2	(4.5)%	(0.9)%
Total	$41.3	(13.9)%	(10.1)%	$41.3	(5.7)%	(1.3)%

(1)
Retained revenue and gross margin and divested revenue and gross margin are non-GAAP terms that management believes provide a better understanding of the underlying revenue and gross margin trends in the business following the divestitures in the second quarter of 2015. Divested revenue and gross margin includes such items attributable to the following businesses: the Americas IT staffing business, the Netherlands business, Ukraine, Czech Republic, Slovakia and Luxembourg. The non-GAAP financial measures do not replace the presentation of GAAP financial results and should only be used as a supplement to, not as a substitute for, Hudson’s financial results presented in accordance with GAAP. The above table provides a reconciliation of the non-GAAP financial measure used in its financial reporting to the most directly comparable GAAP financial measure.